UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2003

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50307	13-3711155

(Commission	(IRS Employer
File Number)	Identification No.)

2140 Research Drive, Livermore, CA	94550

(Address of principal executive offices)	(Zip Code)

(925) 294-4300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 7:      Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Exhibit Title or Description

99.01	Press Release dated July 29, 2003.

Item 12:      Results of Operations and Financial Condition.

On July 29, 2003, FormFactor, Inc., a Delaware corporation, issued a press release announcing, among other things, earnings for the quarter ended June 28, 2003. A copy of the press release is furnished as Exhibit 99.01 to this report. FormFactor made reference to non-GAAP financial information in this press release.

Use of Non-GAAP Financial Information

To supplement its consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP) in the press release, FormFactor, Inc. used non-GAAP measures of net income per share, which were adjusted from results based on GAAP assuming FormFactor’s initial public offering had already happened at the beginning of fiscal year 2002. The adjustment assumes the conversion to common stock of all redeemable convertible preferred stock, and the issuance of the common shares issued in the initial public offering. FormFactor believes the pro forma net income per share presentation represents a better basis for the comparison of its current results to results during fiscal periods occurring prior to FormFactor’s initial public offering. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States. The non-GAAP financial measures included in our press release have been reconciled to the nearest GAAP financial measure as is required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date: July 29, 2003	By:	/s/ Jens Meyerhoff

Jens Meyerhoff, Chief Financial Officer
and Senior Vice President of Operations

Exhibit Index

Exhibit
Number	Exhibit Title or Description

99.01	Press Release dated July 29, 2003.